DURHAM, EVANS, JONES & PINEGAR, P.C.
                         50 South Main Street, Suite 850
                           Salt Lake City, Utah 84144



                                September 9, 1996


fonix corporation
1225 Eagle Gate Tower
60 East South Temple Street
Salt Lake City, Utah  84111

     Re: Registration Statement on Form S-8 relating to fonix corporation Long-Term Stock Investment and Incentive Plan, 1996 Director's Stock Option Plan, and Consultant Compensation Contracts (collectively the "Plans")

Dear Sirs:

     We have acted as counsel for fonix corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 6,660,000 shares of the Company's Common Stock, par value $.0001 (the "Shares"), to be issued in accordance with the terms of the Plans.

     In connection with the foregoing, we have examined originals or copies, certified or otherwise authenticated to our satisfaction, of such corporate records of the Company and other instruments and documents as we have deemed necessary to require as a basis for the opinion hereinafter expressed.

     Based upon the foregoing and in reliance thereon, it is our opinion that the Shares described in the above-referenced Registration Statement, when issued pursuant to the terms of the Plans, will be validly issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration statement and the prospectus to be delivered thereunder. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                Sincerely,

                                DURHAM, EVANS, JONES & PINEGAR, P.C.

                                /s/ DURHAM, EVANS, JONES & PINEGAR
                                ----------------------------------